Exhibit 10.2

FIRST AMENDMENT
TO THE
FOURTH AMENDED AND RESTATED
TRINITY INDUSTRIES, INC. 2004 STOCK OPTION AND INCENTIVE PLAN

This FIRST AMENDMENT TO THE FOURTH AMENDED AND RESTATED TRINITY INDUSTRIES, INC. 2004 STOCK OPTION AND INCENTIVE PLAN (this “Amendment”), dated as of May 5, 2020, is made and entered into by Trinity Industries, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Fourth Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan (the “Plan”).

RECITALS

WHEREAS, Section 24 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time and from time to time;

WHEREAS, the Board desires to amend the Plan to clarify the minimum vesting requirements with respect to grants of Awards to non-employee directors of the Company; and

WHEREAS, as of the date hereof, the Board resolved that this Amendment to the Plan be adopted.

NOW, THEREFORE, in accordance with Section 24 of the Plan, the Company hereby amends the Plan, effective as of the date hereof, as follows:

1.Section 22 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 22:

22. Limitation on Vesting of Certain Awards.

(a) Notwithstanding any other provisions of the Plan to the contrary, but subject to Sections 20 and 21 of the Plan and except as provided in Section 22(b), Awards payable in the form of Shares shall be subject to the minimum vesting provisions set forth in this Section 22(a); provided however, that such Awards may vest on an accelerated basis, regardless of the minimum vesting provisions, in the event of a participant’s death, Disability, or Retirement, or in the event of a Change in Control. All such Awards shall have a minimum vesting period of no less than one (1) year; provided that, with respect to grants of Awards made on or around the date of an annual stockholders meeting to non-employee directors, such one (1) year vesting period shall be deemed satisfied if such Awards vest on the earlier of the first anniversary of the date of grant or the first annual stockholders meeting following the date of grant (but not less than fifty (50) weeks following the date of grant). If the vesting of such an Award granted to an employee or a Consultant is not subject to performance conditions, such Award shall have a minimum vesting period of no less than three years, with periodic vesting over such period, provided that, the first vesting date shall occur no earlier than the first anniversary of the date such Award is granted.

(b) The provisions of Section 22(a) notwithstanding, up to five percent (5%) of the Shares authorized under the Plan may be granted as Awards without meeting the minimum vesting requirements set out in Section 22(a).

2. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

* * * * * * * *

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

TRINITY INDUSTRIES, INC.

By: /s/ David DelVecchio
Name: David DelVecchio
Title: VP & CHRO
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